UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30th, 2007

AMERICAN GOLDFIELDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49996	71-0867612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200-4170 Still Creek Drive

Burnaby, B.C., Canada V5C 6C6

(Address of principal executive offices)

604-299-6600

(Registrant’s telephone number, including area code)

_______________

(Former name or former address, if changed since last report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2007 American Goldfields Inc. (the “Registrant”) and Donald Neal, who is the President, Chief Executive Officer, Secretary, and Treasurer, and a director of the Registrant, entered into a Redemption Agreement pursuant to which Mr. Neal sold the 3,000,000 common shares of the Registrant owned by Mr. Neal to the Registrant at a price of $0.01 per share. The Registrant paid Mr. Neal $30,000 and returned the shares to treasury for cancellation. The Registrant had acquired the redemption option pursuant to a Buy-Back Option Agreement entered into between the Registrant and Mr. Neal on July 12, 2006.

For all the terms and conditions of the Redemption Agreement with Donald Neal, reference is hereby made to such agreement annexed hereto, respectively, as exhibit 10.1. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.	Not applicable
(b)	Pro forma financial information.	Not applicable
(c)	Exhibits:

Exhibit 10.1    Redemption Agreement, dated April 30, 2007, between American Goldfields Inc. and Donald Neal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Goldfields Inc.
(Registrant)

By: /s/ Donald Neal
Donald Neal, Chief Executive and Financial Officer, Treasurer and Secretary

Date: April 30th, 2007